Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-125631, 333-100327, 333-102858, 333-116170, 333-87482, 333-51094, 333-28511, 333-78793, 333-49165, 333-89279, 333-90809, 333-31874, 333-57092 and 333-72200), and Form S-8 (Nos. 333-123737, 333-88938, 33-44867 and 33-89882) of Regis Corporation of our report dated August 29, 2007 relating to the consolidated financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in the 2007 Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
August 29, 2007